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Pricing Supplement dated August 18, 1998                          Rule 424(b)(3)
(To Prospectus dated February 11, 1998 and                    File No. 333-45105
Prospectus Supplement dated August 12, 1998)

UNION TANK CAR COMPANY
MEDIUM-TERM NOTES, SERIES B - FIXED RATE
________________________________________________________________________________


Trade Date: August 18, 1998                 Original Issue Date: August 21, 1998
Principal Amount: $10,000,000               Net Proceeds to Issuer: $9,940,000
Currency: U.S. $                            Minimum Denomination: $1,000
Issue Price: 100%
Selling Agent's Commission: .600%
Interest Rate: 6.40%
Interest Payment Date(s): February 15 and August 15, commencing February 15,
1999
Maturity Date: August 15, 2006
________________________________________________________________________________


Form:            X     Book-Entry
               -------
                       Certificated
               -------

Redemption:      X     The Notes cannot be redeemed prior to maturity
               -------
                       The Notes may be redeemed prior to maturity
               -------

     Initial Redemption Date:  N/A
     Initial Redemption Price:  N/A
     Annual Redemption Price Reduction:  N/A


Repayment:       X     The Notes cannot be repaid prior to maturity
            ----------
                       The Notes can be repaid prior to maturity at the option
            ---------- of the holder

     Repayment Price:  N/A
     Repayment Date:  N/A


Discount Note:            Yes
               --------
                  X       No
               --------

     Total Amount of OID:  N/A
     Original Yield to Maturity:  N/A
     Initial Accrual Period OID:  N/A
     Method Used to Determine Yield for Initial Accrual Period:
     Approximate         Exact
                --------      --------

Capacity:           Agent    X     Principal
         ----------      ---------

If as principal:        X           The Registered Notes are being offered at
                 ----------------   varying prices related to prevailing market
                                    prices at the time of resale.

                                    The Registered Notes are being offered
                 ----------------   at a fixed initial public offering price
                                    ____% of Principal Amount.  The Registered
                                    Notes are being reoffered to dealers with a reallowance not to exceed ___% of the Commission or Fee.

                  MORGAN STANLEY DEAN WITTER